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                            EMPLOYMENT AGREEMENT

     EMPLOYMENT AGREEMENT ("this Agreement") entered into as of January 1, 1995 by and between XYTRONYX, INC., a Delaware corporation (the "Company"), and LARRY BYMASTER (the "Employee").

     WHEREAS, the Company wishes to procure certain services of the Employee and the Employee is willing to render such services, all on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

     1. ENGAGEMENT; DUTIES. The Company hereby employs the Employee pursuant to the terms and conditions set forth herein, and the Employee hereby accepts such employment. The Employee agrees that during the Term (as hereinafter defined) he will faithfully perform in a competent and professional manner, and devote his full-time and best efforts to, his duties hereunder, subject to the direction of the Board of Directors of the Company (the "Board"). The services to be performed by the Employee shall be those generally performed by chairmen and chief executive officers of companies similarly situated and shall include, without limitation, all duties, responsibilities and authority which the Employee had prior to the date hereof as chief executive officer of the Company. The Employee agrees to serve as a member of the Board of the Company, for no additional compensation, if so elected.

     2. TERM. The term of Employee's employment by the Company hereunder (the "Term") shall commence on the date hereof and shall continue until December 31, 1996, except as may otherwise be provided in Section 4 hereof or as may be extended by the mutual agreement of the parties.

     3. COMPENSATION. The Company agrees to provide the Employee, and the Employee agrees to accept as full compensation for the services to be rendered to the Company and as compensation for the other obligations undertaken by the Employee hereunder, the compensation set forth below.

     (a) BASE SALARY. During the Term, the Company shall pay the Employee an annual base salary at the rate of $187,000, payable in accordance with the Company's policies in effect from time to time during the Term (the "Base

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Salary"). The Base Salary shall be reviewed by the Board or a committee thereof annually and, in such connection, may be adjusted upward, but not downward.

     (b) BONUS. The Board may, in its sole discretion, grant the Employee an annual bonus in an amount to be determined by the Board, but in no event more than 50% of the Base Salary as in effect for that Fiscal Year.

     (c) REIMBURSEMENT OF EXPENSES. During the Term, the Company shall reimburse the Employee for travel and other business expenses reasonably incurred in connection with the performance of services hereunder, consistent with the policies of the Company with respect thereto in effect from time to time, upon presentation by the Employee of substantiating evidence of such expenses.

     (d) ADDITIONAL BENEFITS. During the Term, the Employee shall be entitled to participate in or receive benefits (including, but not limited to, medical and insurance benefits) under all employee benefit plans and arrangements of the Company in effect from time to time during the Term and which are applicable to other employees of the Company. Additionally, the Company shall:

        (i) pay on behalf of Employee the premiums of a term life insurance policy written by an insurer which agrees to pay the principal amount equal to twice the Base Salary (currently, $374,000 and to be adjusted in accordance with the Base Salary in Section 3(a) above) should Employee die during the Term of this Agreement; and

       (ii) pay to Employee each year an amount equal to 10% of the Base Salary for that year (currently $18,700 and to be adjusted in accordance with the Base Salary in Section 3(a)) in lieu of a pension plan for Employee's benefit; PROVIDED, HOWEVER, that should the Company adopt a pension plan, the amount of the payment shall be reduced by an amount commensurate with Employee's benefits under such plan.

     4. TERMINATION; DEATH; DISABILITY. (a) The Term will continue until the earlier of (i) such time as provided in Section 2 above, (ii) the Employee's death, (iii) the Employee's disability, which shall be deemed to occur in the event the Employee is substantially unable to perform his services hereunder for (x) a period of six consecutive

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months, or (y) shorter periods aggregating six months during any twelve month period, (iv) Employee's termination by the Company for "Cause" (as defined below), (v) Employee's resignation in the event of a "Demotion" after a "Change in Control" (as such terms are defined below), (vi) Employee's voluntary resignation, or (vii) termination of this Agreement by the mutual agreement of the parties. For purposes of this Agreement, "Cause" shall mean the Employee's willful refusal or unreasonable failure to perform his obligations under this Agreement, acts or omissions by the Employee constituting gross neglect or dereliction of duties, fraud or dishonesty, or conviction of the Employee of a felony.

     (b) The Employee shall have the right to terminate this Agreement if there is a Demotion after a Change in Control, in which case the Company (or its successor) shall continue to pay the Employee the Base Salary and shall continue to provide the benefits available to the Employee at the time of termination, including, without limitation, those set forth in Section 3(d)(i) and (ii), for the longer of (i) the duration of the Term (as it may be extended in accordance with Section 2), or (ii) a 24 month period from the date of Termination.

     For purposes of this Agreement, a "Change in Control" shall be deemed to occur upon (x) any person or entity purchasing 40% of the Company's common stock as determined pursuant to Section 13(d) and (g) of the Securities Act of 1934, as amended, (y) the Company merging or consolidating with one or more corporations where the Company's common stock is exchanged for less than 50% of the voting stock of the surviving corporation, or (z) the sale, assignment, transfer, or other disposition of assets of the Company having a value, as determined by the Board, in excess of 33-1/3% of the total assets of the Company.

     A "Demotion" shall occur if the nature of the Employee's duties or the scope of his responsibilities are materially decreased in scope or significance without the Employee's written consent. A Demotion shall include, without limitation, a change in Employee's reporting responsibilities, any removal of him from or any failure to reelect him to his existing position, or a relocation of the office at which he regularly performs his duties that requires him to be based anywhere other than in San Diego, California.

     5. ASSIGNMENT; BINDING EFFECT. This Agreement shall not be assignable by the Employee. The Company may assign its rights under this Agreement; PROVIDED, HOWEVER,

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that any such assignment shall be subject to all of the terms and conditions hereof. All of the terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties hereto and their respective successors, permitted assigns heirs, or beneficiaries.

     6. MISCELLANEOUS. The Company and the Employee have previously entered into that certain Confidentiality Agreement dated September 1, 1990 (the "Confidentiality Agreement") the terms of which are in full force and effect. This Agreement and the Confidentiality Agreement constitute the entire understanding between the parties with respect to the subject matter hereof. This Agreement shall not be altered, waived, modified or amended except by a written instrument executed by the parties hereto. This Agreement shall be governed by and construed and enforced in accordance with the local laws of the State of California applicable to agreements made and to be performed entirely in California. All notices under this Agreement shall be in writing, and may be delivered by hand or sent by registered or certified mail, return receipt requested, or by confirmed facsimile transmission to the address or facsimile number presently designated by the parties or as may be changed from time to time by written notice from such party to the other party at least ten days prior to the effective date of such address and facsimile number.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                       EMPLOYEE:



                                       /s/ Larry Bymaster
                                       ---------------------------------------
                                       Name: Larry Bymaster

                                       COMPANY:


                                       XYTRONYX, INC.


                                       By: /s/ Dale A. Sander
                                          ------------------------------------
                                       Name: Dale A. Sander


                                       Title: CFO
                                             ---------------------------------

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